SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
Maxicare Health Plans, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation	0-12024 (Commission File No.)	95-3615709 (IRS Employer Identification No.)
14241 East Firestone Boulevard, La Mirada California 90638
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (562) 293-4064
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
     On October 31, 2005, the Company’s auditors, Ernst & Young LLP (“E&Y”), advised the Company that E&Y will resign as the Company’s independent registered public accounting firm effective upon the filing by the Company of its Form 10-Q quarterly report for the quarter ended September 30, 2005. E&Y included in its report on the Company’s financial statements for the years ended December 31, 2004 and 2003, a going-concern qualification, stating that the Company has incurred recurring operating losses and deficiencies in working capital and shareholders’ equity, and these conditions raise substantial doubt about the Company’s ability to continue as a going concern.
     In connection with the audits of the Company’s financial statements for each of the two years ended December 31, 2004 and 2003 and for the interim periods subsequent to December 31, 2004, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their report.
     The Company has requested E&Y to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated November 4, 2005 is filed as Exhibit 16 to this Form 8-K.
     There were no “reportable events” as that term is described in paragraph a(1)(v) of Item 304 under Regulation S-K.
     The Company is currently seeking a replacement to E&Y to act as the Company’s independent registered public accounting firm. The Company will announce the engagement of such accountants when such engagement is finalized.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
16.1	Letter from Ernst & Young, LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXICARE HEALTH PLANS, INC.
Date: November 4, 2005	/s/ Paul Dupee
Paul Dupee, President